THIRD
AMENDED AND RESTATED
BYLAWS
OF
PLIANT THERAPEUTICS, INC.
(the “Corporation”)

TABLE OF CONTENTS
Page
SECTION 1.    Annual Meeting    1
SECTION 2.    Notice of Stockholder Business and Nominations.    1
SECTION 3.    Special Meetings    11
SECTION 4.    Notice of Meetings; Adjournments.    12
SECTION 5.    Quorum    13
SECTION 6.    Voting and Proxies    13
SECTION 7.    Action at Meeting    13
SECTION 8.    Stockholder Lists    14
SECTION 9.    Conduct of Meetings    14
SECTION 10.    Inspectors of Elections    15
ARTICLE II DIRECTORS    15
SECTION 1.    Powers    15
SECTION 2.    Number and Terms    15
SECTION 3.    Qualification and Eligibility    15
SECTION 4.    Vacancies    15
SECTION 5.    Removal    15
SECTION 6.    Resignation    16
SECTION 7.    Regular Meetings    16
SECTION 8.    Special Meetings    16
SECTION 9.    Notice of Meetings    16
SECTION 10.    Quorum    16
SECTION 11.    Action at Meeting    17
SECTION 12.    Action by Consent    17
SECTION 13.    Manner of Participation    17
SECTION 14.    Presiding Director    17
SECTION 15.    Committees    17
SECTION 16.    Compensation of Directors    18
ARTICLE III OFFICERS    18
SECTION 1.    Enumeration    18
SECTION 2.    Qualification    18
SECTION 3.    Tenure    18
SECTION 4.    Resignation    18
SECTION 5.    Removal    18
SECTION 6.    Absence or Disability    18
SECTION 7.    Vacancies    18
SECTION 8.    President    18
SECTION 9.    Chairperson of the Board    18
SECTION 10.    Lead Director    19
SECTION 11.    Chief Executive Officer    19
    i

SECTION 12.    Vice Presidents and Assistant Vice Presidents    19
SECTION 13.    Treasurer and Assistant Treasurers    19
SECTION 14.    Secretary and Assistant Secretaries    19
SECTION 15.    Other Powers and Duties    19
ARTICLE IV CAPITAL STOCK    19
SECTION 1.    Certificates of Stock    19
SECTION 2.    Transfers    20
SECTION 3.    Record Holders    20
SECTION 4.    Record Date    20
SECTION 5.    Replacement of Certificates    21
ARTICLE V INDEMNIFICATION    21
SECTION 1.    Definitions    21
SECTION 2.    Indemnification of Directors and Officers.    22
SECTION 3.    Indemnification of Non-Officer Employees    23
SECTION 4.    Determination    23
SECTION 5.    Advancement of Expenses to Directors Prior to Final Disposition.    24
SECTION 6.    Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.    24
SECTION 7.    Contractual Nature of Rights.    25
SECTION 8.    Non-Exclusivity of Rights    26
SECTION 9.    Insurance    26
SECTION 10.    Other Indemnification    26
ARTICLE VI MISCELLANEOUS PROVISIONS    26
SECTION 1.    Fiscal Year    26
SECTION 2.    Seal    26
SECTION 3.    Execution of Instruments    26
SECTION 4.    Voting of Securities    26
SECTION 5.    Resident Agent    27
SECTION 6.    Corporate Records    27
SECTION 7.    Certificate    27
SECTION 8.    Severability    27
SECTION 9.    Exclusive Jurisdiction    27
SECTION 10.    Amendment of Bylaws.    28
SECTION 11.    Notices    28
SECTION 12.    Waivers    28
ARTICLE VII EMERGENCY BYLAWS    28
SECTION 1.    Emergency Bylaws    28
SECTION 2.    Meetings; Notice    28
SECTION 3.    Quorum    29
SECTION 4.    Liability    29
    ii

SECTION 5.    Amendments    29
SECTION 6.    Repeal or Change    29
SECTION 7.    Definitions    29

    iii

Article I

STOCKHOLDERS
Section 1.Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these Bylaws as an “Annual Meeting”) shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no Annual Meeting has been held for a period of thirteen (13) months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be called by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, and such special meeting shall have, for the purposes of these Bylaws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these Bylaws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.
Section 2.Notice of Stockholder Business and Nominations.
(a)Annual Meetings of Stockholders.
(1)Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) with respect to such Annual Meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) as otherwise properly brought before such Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in these Bylaws through the date of such Annual Meeting, (B) is entitled to vote at the meeting, (C) is present (in person or by proxy) at the meeting and (D) complies with the notice procedures set forth in these Bylaws as to such nomination or business. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 2(a)(2) and (3) of these Bylaws to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in these Bylaws, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.
(2)For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (iii) of Article I, Section 2(a)(1) of these Bylaws, the stockholder must (i) have given Timely Notice (as defined below) thereof in proper written form to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by these

Bylaws and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations required by these Bylaws. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business (as defined below) on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the date of the Annual Meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of (x) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting and (y) the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). To be in proper written form, the notice of any stockholder of record giving notice under this Section 2 of Article I (each, a “Proposing Person”) must set forth:
(A)as to each person whom such Proposing Person proposes to nominate for election or reelection as a director, if any:
(i)the name, age, business address and residence address of the nominee;
(ii)the principal occupation or employment of the nominee;
(iii)a written questionnaire with respect to the background and qualifications of the nominee, completed by the nominee in the form required by the Corporation (in the form to be provided by the Secretary of the Corporation upon written request of any stockholder of record within ten (10) days after receiving such request);
(iv)a written representation and agreement completed by the nominee in the form required by the Corporation (in the form provided by the Secretary upon written request of any stockholder of record within ten (10) days after receiving such request) providing that such nominee: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting

Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Corporation, with such nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee with respect to the Corporation that has not been disclosed to the Corporation; (C) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate (as defined below), these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such nominee within five (5) business days after the Secretary receives any written request therefor from such nominee), and all applicable fiduciary duties under state law; (D) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting and consents to the public disclosure of information regarding or relating to such nominee provided to the Corporation by such nominee or otherwise pursuant to this Section 2 of Article I; (E) intends to serve a full term as a director of the Corporation, if elected; and (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect;
(v)a description of all direct and indirect compensation or other material monetary agreements, arrangements or understandings during the past three (3) years, and any other material relationships, between or among the nominee, on the one hand, and any Proposing Person or any Stockholder Associated Person (as defined below), on the other hand, or that the nominee knows any of the nominee’s Associates (as defined below) has with any Proposing Person or any Stockholder Associated Person, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K as if such Proposing Person and any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(vi)all other information relating to such nominee or such nominee’s Associates that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Proposing Person or any Stockholder Associated Person for the election of directors in an election contest pursuant to the Proxy Rules (as defined below);
(B)as to any other business that such Proposing Person proposes to bring before the meeting:
(i)a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(ii)the text, if any, of the proposal or business including the complete text of any resolutions or Certificate or Bylaws amendment proposed for adoption; and
(iii)all other information relating to the business that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Proposing Person or any Stockholder Associated Person in support of the proposed business pursuant to the Proxy Rules; and
(C)as to such Proposing Person and each Stockholder Associated Person:
(i)the name and address of such Proposing Person, as they appear on the Corporation’s books, and the names and addresses of any Stockholder Associated Person;
(ii)the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such

Proposing Person or any Stockholder Associated Person, including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future;
(iii)(A) a description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Proposing Person or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Proposing Person or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”) and (B) all other information relating to Derivative Instruments that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Proposing Person or any Stockholder Associated Person in support of the business proposed by such Proposing Person, if any, or for the election of any nominee in a contested election pursuant to the Proxy Rules if the creation, termination or modification of Derivative Instruments were treated the same as trading in the securities of the Corporation under the Proxy Rules;
(iv)any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person or any Stockholder Associated Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation;
(v)any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;
(vi)all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) promulgated under the Exchange Act or an amendment pursuant to Rule 13d-2(a) promulgated under the Exchange Act as if such a statement were required to be filed under the Exchange Act by such Proposing Person or any Stockholder Associated Person with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Proposing Person or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D;
(vii)any direct or indirect interest (other than solely as a result of security ownership) of such Proposing Person or any Stockholder Associated Person in any agreement with the Corporation, any Affiliate (as defined below) of the Corporation or any principal competitor of the Corporation identified in Part I, Item 1 of the annual report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission or in Item 8.01 of any current report on Form 8-K filed by the Corporation with the Securities and Exchange Commission thereafter but prior to the tenth (10th) day before the deadline for a stockholder’s notice under this Section 2 of Article I;
(viii)a description of any material interest of such Proposing Person or any Stockholder Associated Person in the business proposed by or nomination made by the stockholder giving notice;
(ix)a description of any pending or, to the knowledge of such Proposing Person (or the beneficial owner(s) on whose behalf such Proposing Person is submitting a notice to the Corporation), threatened, legal proceeding or investigation in which such Proposing Person or any Stockholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to such Proposing Person’s knowledge, any current or former officer, director or Affiliate of the Corporation; and
(x)all other information relating to such Proposing Person or any Stockholder Associated Person that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Proposing Person or any Stockholder Associated Person in support of the business proposed by such Proposing Person, if any, or for the election of any proposed nominee in a contested election or otherwise pursuant to the Proxy Rules;
provided, however, that the disclosures described in the foregoing subclauses (i) through (x) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”).
(D) identification of the names and addresses of other stockholders (including beneficial owners) known by such Proposing Person (or the beneficial owner(s) on whose behalf such Proposing Person is submitting a notice to the Corporation) to provide financial support of such nominations or other business proposal(s), and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);
(E)a statement whether or not such Proposing Person or any Stockholder Associated Person, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person or any

Stockholder Associated Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder; and
(F)a representation as to whether or not such Proposing Person or any Stockholder Associated Person intends to or is part of a group (as such term is used in Rule 13d-5 under the Exchange Act) that intends to (i) solicit proxies in support of the election of any director nominee in accordance with Rule 14a-19 promulgated under the Exchange Act or (ii) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination of any nominee or proposed business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation.
In addition to the information required above, the Board of Directors may request that any Proposing Person and any proposed nominee furnish such additional information as may be reasonably required by the Board of Directors with respect to any item of business proposed by such Proposing Person under this Section 2 of Article I, with respect to the solicitation of proxies from the Corporation’s stockholders or to determine the eligibility, suitability or qualifications of a nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other applicable laws or regulations. Such Proposing Person and/or proposed nominee shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.
(3)A Proposing Person providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to these Bylaws shall be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update shall (i) be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the Close of Business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update required to be made as of ten (10) business days prior to the meeting), (ii) be made only to the extent that information has changed since such stockholder’s prior submission and (iii) clearly identify the information that has changed in any material respect since such stockholder’s prior submission. Any information provided pursuant to this Article I, Section 2(a)(3) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Article I, Section 2 and shall not extend the time period for the delivery of notice pursuant to this Article I, Section 2. If such Proposing Person fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Article I, Section 2.
(4)If any information submitted pursuant to this Article I, Section 2 is inaccurate or incomplete in any material respect, such information shall be deemed not to have been provided in accordance with these Bylaws. Any such Proposing Person shall notify the Secretary of the Corporation in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Proposing Person shall provide, within seven (7) business days after delivery of such request (or such longer period as may be reasonably specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If a Proposing Person fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws.
(5)Notwithstanding anything in the second sentence of Article I, Section 2(a)(2) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 2(a)(2), a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the Close of Business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.
(6)Notwithstanding the foregoing provisions of Article I, Section 2, unless otherwise required by law, if any Proposing Person or any Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any nominee and (ii) (A) such Proposing Person or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Proposing Person or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such nominee in accordance with Rule 14a-19(b) promulgated under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proposing Person or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence) and (B) no other Proposing Person or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to such nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 promulgated under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such nominee in accordance with Rule 14a-19(b) promulgated under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act and the requirements set forth in the following sentence, then the Corporation shall disregard any proxies or votes solicited for such Proposing Person’s proposed nominee or proposed nominees (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Proposing Person or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(b)General.
(1)Only such persons who are nominated in accordance with the provisions of these Bylaws shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these Bylaws. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of these Bylaws, the presiding officer (as defined below) of the Annual Meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of these Bylaws. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of these Bylaws, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(2)Except as otherwise required by law, nothing in this Article I, Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.
(3)Notwithstanding the foregoing provisions of this Article I, Section 2, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present a nomination or any business proposed by such person, such nomination or business shall be disregarded, and no vote shall be taken with respect to such nomination or business, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.
(4)For purposes of these Bylaws, “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act.
(5)For purposes of these Bylaws, “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act.
(6)For purposes of these Bylaws, “Close of Business” shall mean 5:00 p.m. Pacific Time on any calendar day, whether or not the day is a business day.
(7)For purposes of these Bylaws, “Proxy Rules” shall mean Section 14A of the Exchange Act and the rules promulgated thereunder.
(8)For purposes of these Bylaws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(9)For purposes of these Bylaws, the term “Stockholder Associated Person” shall mean, with respect to a Proposing Person and, if different from such Proposing Person, the beneficial owner(s) on whose behalf such Proposing Person is providing notice of any nominations or business proposed to be brought before a stockholders’ meeting: (i) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such Proposing Person or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (ii) any Affiliate or Associate of such Proposing Person (other than a stockholder Proposing Person that is an Exempt Party) or such beneficial owner(s), (iii) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Proposing Person or such beneficial owner(s) with respect to any proposed business or nomination, as applicable, under these Bylaws, (iv) any beneficial owner of shares of stock of the Corporation owned of record by such Proposing Person (other than such a Proposing Person that is an Exempt Party) and (v) any proposed nominee.
(10)Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights of (i) stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule), as applicable, under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting or (ii) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate.
Section 3.Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation and stockholder proposals of other business shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting of stockholders in accordance with Article I, Section 1 of these Bylaws, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these Bylaws and the provisions of Article I, Section 2 of these Bylaws shall govern such special meeting.
Section 4.Notice of Meetings; Adjournments.
(a)A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (“DGCL”).
(b)Unless otherwise required by the DGCL, notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

(c)Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.
(d)The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I of these Bylaws or otherwise. In no event shall the Public Announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Article I of these Bylaws.
(e)When any meeting of stockholders is convened, the presiding officer may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (iii) the Board of Directors or the presiding officer determines that adjournment is otherwise in the best interests of the Corporation, in each case as to clauses (ii) and (iii), regardless of the presence of a quorum. Any meeting of stockholders may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, though less than a quorum, or by any presiding officer, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (A) announced at the meeting at which the adjournment or recess is taken, (B) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (C) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting in accordance with the requirements of Section 4 of this Article I shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 5.Quorum. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 6.Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation as of the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (a) in person, (b) by written proxy or (c) by a transmission permitted by Section 212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors.
Section 7.Action at Meeting. When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger or different vote is required by law, by the Certificate or by these Bylaws. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.
Section 8.Stockholder Lists. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing herein shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
Section 9.Conduct of Meetings. The Chairperson of the Board shall preside over all Annual Meetings or special meetings of stockholders (such person the “presiding officer”). The Board of Directors may designate any director or officer of the Corporation to act as the presiding officer in the absence of the Chairperson of the Board, and only the Board of Directors may further provide for determining who shall act as the presiding officer of any meeting of stockholders in the absence of the Chairperson of the Board and such designee. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and procedures, the presiding officer of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules and procedures and to do all such acts as, in the judgment of such presiding officer, are necessary, appropriate or convenient for the proper conduct of the meeting. Rules and procedures for a meeting of stockholders, whether adopted by the Board of Directors or prescribed by the presiding officer, may include: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the presiding officer shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (vi) limitations on the time allotted to questions or comments by participants; (vii) removal of any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines; (viii) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (ix) rules or procedures for compliance with any state and local laws and regulations concerning safety, health and security; (x) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; (xi) rules and procedures regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication; and (xii) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting. The presiding officer, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to determine and declare that a matter or business was not properly brought before the meeting.
Section 10.Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.
Article II

DIRECTORS
Section 1.Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.
Section 2.Number and Terms. The number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.
Section 3.Qualification and Eligibility. No director need be a stockholder of the Corporation. No person shall be eligible for election or appointment as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation.
Section 4.Vacancies. Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate.
Section 5.Removal. Directors may be removed from office only in the manner provided in the Certificate.
Section 6.Resignation. A director may resign at any time by electronic transmission or by giving written notice to the Chairperson of the Board, if one is elected, the Lead Director, if one is elected, the Chief Executive Officer, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

Section 7.Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this Section 7, on the same date as the Annual Meeting unless a different date is chosen by the Board of Directors. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine and publicize by means of reasonable notice given to any director who is not present at the meeting at which such resolution is adopted.
Section 8.Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairperson of the Board, if one is elected, the Lead Director, if one is elected, the Chief Executive Officer, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.
Section 9.Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairperson of the Board, if one is elected, the Lead Director, if one is elected, the Chief Executive Officer, or the President or such other officer designated by the Chairperson of the Board, if one is elected, the Lead Director, if one is elected, the Chief Executive Officer, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, or by written notice mailed to his or her business or home address, at least forty-eight (48) hours in advance of the meeting. Such notice shall be deemed to be delivered when hand-delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if sent by facsimile transmission or by electronic mail or other form of electronic communications. A written waiver of notice signed or electronically transmitted before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 10.Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board of Directors.

Section 11.Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these Bylaws.
Section 12.Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.
Section 13.Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.
Section 14.Presiding Director. The Board of Directors shall designate a representative to preside over all meetings of the Board of Directors, provided that if the Board of Directors does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chairperson of the Board, if one is elected, shall preside over all meetings of the Board of Directors. If both the designated presiding director, if one is so designated, and the Chairperson of the Board, if one is elected, are unable to preside or are absent, then the Lead Director, if one is elected, shall preside over all meetings of the Board of Directors. If the designated presiding director, if one is so designated, the Chairperson of the Board, if one is elected, and the Lead Director, if one is elected, are unable to preside or are absent, the Board of Directors shall designate an alternate representative to preside over a meeting of the Board of Directors.
Section 15.Committees. The Board of Directors, by vote of a majority of the directors then in office, may elect one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.
Section 16.Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation.
Article III

OFFICERS
Section 1.Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairperson of the Board of Directors, a Lead Director, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.
Section 2.Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time.
Section 3.Tenure. Except as otherwise provided by the Certificate or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Section 4.Resignation. Any officer may resign by delivering his or her written or electronically transmitted resignation to the Corporation addressed to the Chief Executive Officer, President or the Secretary, and such resignation shall be effective upon receipt, unless the resignation otherwise provides.
Section 5.Removal. Except as otherwise provided by law or by resolution of the Board of Directors, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.
Section 6.Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.
Section 7.Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.
Section 8.President. The President shall, subject to the direction of the Board of Directors, have such powers and shall perform such duties as the Board of Directors may from time to time designate.
Section 9.Chairperson of the Board. The Chairperson of the Board, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Section 10.Lead Director. The Lead Director, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.
Section 11.Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.
Section 12.Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
Section 13.Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
Section 14.Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
Section 15.Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

Article IV

CAPITAL STOCK
Section 1.Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by any two authorized officers of the Corporation. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these Bylaws, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these Bylaws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.
Section 2.Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.
Section 3.Record Holders. Except as may otherwise be required by law, by the Certificate or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.
Section 4.Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 5.Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock of the Corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.
Article V

INDEMNIFICATION
Section 1.Definitions. For purposes of this Article:
(a)“Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, (iii) as a Non-Officer Employee of the Corporation, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), a Director, Officer or Non-Officer Employee of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;
(b)“Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;
(c)“Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;
(d)“Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;
(e)“Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;
(f)“Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;
(g)“Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation;
(h)“Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and
(i)“Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.
Section 2.Indemnification of Directors and Officers.
(a)Subject to the operation of Section 4 of this Article V of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 2.
(1)Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
(2)Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.
(3)Survival of Rights. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.
(4)Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.
Section 3.Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these Bylaws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors of the Corporation.
Section 4.Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.
Section 5.Advancement of Expenses to Directors Prior to Final Disposition.
(a)The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board of Directors of the Corporation, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these Bylaws.
(b)If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.
(c)In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.
Section 6.Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.
(a)The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.
(b)In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.
Section 7.Contractual Nature of Rights.
(a)The provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article V nor the adoption of any provision of the Certificate inconsistent with this Article V shall eliminate or reduce any right conferred by this Article V in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article V shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.
(b)If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.
(c)In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.
Section 8.Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.
Section 9.Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.
Section 10.Other Indemnification. The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Article V owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

Article VI

MISCELLANEOUS PROVISIONS
Section 1.Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
Section 2.Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.
Section 3.Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairperson of the Board, if one is elected, the Lead Director, if one is elected, the Chief Executive Officer, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or the executive committee of the Board may authorize.
Section 4.Voting of Securities. Unless the Board of Directors otherwise provides, the Chairperson of the Board, if one is elected, the Lead Director, if one is elected, the Chief Executive Officer, the President or the Treasurer may waive notice of and act on behalf of the Corporation (including with regard to voting and actions by written consent), or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by the Corporation.
Section 5.Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.
Section 6.Corporate Records. The original or attested copies of the Certificate, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.
Section 7.Certificate. All references in these Bylaws to the Certificate shall be deemed to refer to the Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.
Section 8.Severability. To the extent any provision of these Bylaws would be, in the absence of this Section 8, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

Section 9.Exclusive Jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Certificate or Bylaws, (e) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine, (f) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants (the “Delaware Forum Provision”). The Delaware Forum Provision shall not apply to any claims arising under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”). In addition, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.
Section 10.Amendment of Bylaws.
(a)Amendment by Directors. Except as provided otherwise by law, these Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.
(b)Amendment by Stockholders. Except as otherwise required by these Bylaws or by law, these Bylaws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose in accordance with these Bylaws, by the affirmative vote of not less than two thirds (2/3) of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate, these Bylaws, or other applicable law.
Section 11.Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
Section 12.Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in such a waiver.

Article VII

EMERGENCY BYLAWS
Section 1.Emergency Bylaws. This Article VII shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including, without limitation, a pandemic), as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision of the preceding Sections of these Bylaws or in the Certificate. To the extent not inconsistent with the provisions of this Article VII, the preceding Sections of these Bylaws and the provisions of the Certificate shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article VII shall cease to be operative unless and until another Emergency shall occur.
Section 2.Meetings; Notice. During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board or such committee or the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
Section 3.Quorum. At any meeting of the Board of Directors called in accordance with Article VII, Section 2 above, the presence or participation of one director shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with Article VII, Section 2 above, the presence or participation of one committee member shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board of Directors or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.
Section 4.Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article VII shall be liable for such action except for willful misconduct.
Section 5.Amendments. At any meeting called in accordance with Article VII, Section 2 above, the Board of Directors, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article VII as it deems it to be in the best interests of the Corporation so as to make any provision that may be practical or necessary for the circumstances of the Emergency.

Section 6.Repeal or Change. The provisions of this Article VII shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of this Article VII Section 4 above with regard to action taken prior to the time of such repeal or change.
Section 7.Definitions. For purposes of this Article VII, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.
Adopted by the Board of Directors on September 24, 2024.
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